Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, effective as of December 22, 2023 (the “Effective Date”) by and among Fastbase, Inc., a Nevada corporation (“Seller”), CWR 1, LLC, a Delaware limited liability company (the “Buyer”) and Trustfeed, Inc., a Nevada corporation (the “Company”).

WHEREAS, Seller owns 90,437,591 shares (the “Common Shares”) of common stock, each with a par value of $.001 per share (the “Common Stock”) and 500,000 shares (the “Preferred Shares” and, collectively with the Common Shares, the “Shares”) of Series A Convertible Preferred Stock, each with a par value of $.001 per share and convertible into shares of Common Stock on a 1:20 basis (the “Preferred Stock”) of the Company, accounting for approximately 82.9% of the Company’s outstanding shares on a fully diluted basis, as more fully set forth on Schedule B hereto.

WHEREAS, the Seller desires to sell the Shares pursuant to the terms and conditions set forth herein and the Buyer desires to purchase the Shares pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

Section 1.1 Closing. The purchase of the Shares shall be consummated on December 22, 2023 unless extended by agreement of the parties hereto (the “Closing Date”).

Section 1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares.

Section 1.3 Purchase Price. The Purchase Price for the Shares shall be paid by Buyer to Seller in accordance with the amounts set forth on Schedule B hereto, on or before the Closing Date, by wire transfer or other form of immediately available good funds against delivery of the Shares in transferable form from Seller to Buyer. Wire instructions for Seller are set forth on Schedule B hereto.

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ARTICLE II REPRESENTATIONS

AND WARRANTIES OF SELLER

As an inducement to and to obtain the reliance of Buyer, Seller represents and warrants to Buyer that each of the following are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing:

Section 2.1 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any debt instrument, which shall include but not be limited to any indenture, mortgage, deed of trust or other contract, agreement or instrument to which Seller is a party or to which the Shares are subject. Seller has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Title to the Shares. Seller owns of record and beneficially the Shares, which Shares are fully paid, free and clear of all liens, encumbrances, pledges, claims, options, charges, security interest and assessments of any nature whatsoever (“collectively, “Liens”), with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal or similar rights with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares. Except for the Shares, Seller owns beneficially or of record, no shares of capital stock or other securities of the Company, and does not own beneficially or of record, any securities exercisable for, or convertible into or exchangeable for, securities of the Company.

Section 2.3 Authorization; Enforceability. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Seller has all requisite power, right and authority and the legal right to execute, enter into, deliver, consummate and perform the transactions contemplated hereby, to perform his/her/its covenants and otherwise to carry out his/her/its obligations hereunder. This Agreement and any related agreements or instruments, upon execution and delivery by the Seller (and assuming due execution and delivery hereof and thereof by the Buyer hereto), will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms. All actions on the part of the Seller and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement have been taken or will be taken prior to the Closing.

Section 2.4 No General Solicitation or Advertisement. Neither the Seller, nor any person acting on Seller’s behalf, has offered or sold the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)).

Section 2.5 Tax Matters. The Shares are not subject to any Lien arising in connection with any failure or alleged failure to pay tax. There is no pending, threatened, or proposed audits, assessments or claims from any tax authority for deficiencies, penalties, or interest with respect to Seller that would affect the Shares.

Section 2.6 Due Diligence Materials Provided. Seller has provided Buyer with true and accurate copies of all corporate books and records relating to the Company in Seller’s possession or control.

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Seller has no actual or constructive knowledge of any liability or obligation of the Company other than is reflected in said books and records.

Section 2.7 Brokers and Finders. The Seller represents and warrants that there are no agreements involving any fees of any type that relate to this Agreement and that would involve the Buyer or the Company, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Seller and the Company, jointly and severally, represent and warrant to Buyer that each of the following are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing:

Section 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite power, right and authority to own, lease and operate its properties and conduct its business as described in the SEC Documents (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on its business, prospects, condition (financial or otherwise), and results of operations of the Company. No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. The Company has no subsidiaries or affiliated corporations nor does it own any interest in any other enterprise (whether or not such enterprise is a corporation).

Section 3.2 Authorization; Enforcement. The Company has all requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by its board of directors in connection herewith. This Agreement constitutes the valid and binding obligation of the Company, and enforceable against it in accordance with its terms.

Section 3.3 No Conflict. The execution, delivery and performance by the Company of this Agreement, the sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s Articles of Incorporation, By-laws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is the owner (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

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Section 3.4 OTC Filings. The Company has filed all reports and financial statements required to be filed with OTC Markets Pink. As of their respective dates, all such filings complied in all material respects with the requirements of the OTC Markets. The financial statements included in the filings comply in all material respects with applicable accounting requirements and the rules and regulations of the OTC Markets with respect thereto as in effect at the time of filing. The Company is not a “shell company”, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 3.5 Insurance. The Company has no insurance policies.

Section 3.6 Capitalization. As of the date hereof and as of the Closing, (i) the total number of authorized shares of Common Stock of the Company is 295,000,000, par value $0.001 per share, of which 109,138,049 shares are issued and outstanding and (ii) the total number of authorized Preferred Stock is 500,000, par value $.001 per share, of which 500,000 shares are designated and outstanding and which represent the Preferred Shares. Each holder of Common Stock is entitled to cast one vote for each share held on all matters properly submitted to the shareholders for their vote and each holder of Preferred Stock is entitled to cash 20 votes for each share held on all matters properly submitted to the shareholders for their vote; and there are no pre-preemptive rights and no cumulative voting. The Company has no other classes or series of capital stock authorized, issued or outstanding, and has no shares reserved for issuance pursuant to any stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of capital stock of the Company, including without limitation, the Shares, (i) are duly authorized, validly issued, fully paid and nonassessable and (ii) were issued in compliance with all applicable securities laws. No Shares are subject to preemptive rights or any other similar rights. There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing any such rights). The Shares are free and clear of all Liens. Neither the Company nor any of its shareholders is a party to any agreement, voting trust, proxy, option, right of first refusal or any other agreement or understanding with respect to the Shares. Attached hereto as Schedule 3.1 is the true and correct copy of the Company’s Amended and Restated Articles of Incorporation. When delivered by Seller against payment therefor in accordance with the terms of this Agreement, the Shares will be duly and validly issued and fully paid and nonassessable, and will be free and clear of any Lien; and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under state or other securities or blue sky laws.

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Section 3.7. Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the sale of the Shares by the Seller to the Buyer as contemplated hereby.

Section 3.8 Litigation. There is no (i) claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings pending or threatened against the Seller or the Company; and (ii) continuing order, injunction, or decree of any court, arbitrator, or governmental or administrative authority to which Seller or the Company is a party or to which it or any of its assets is subject.

Section 3.9 Liabilities. As of the Closing Date, there will be no liabilities, debts or obligations of the Company, whether accrued, absolute, contingent or otherwise, whether known or unknown, whether asserted or unasserted (the “Liabilities”). For purposes of this Agreement, the term “liabilities” shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, tax, penalty, interest, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

Section 3.10 Compliance with Laws. The Company has complied in all respects with all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions. There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self-regulatory organization) relating to the Company or to any of its properties, assets or businesses pending or threatened, or any order, injunction, award or decree outstanding against the Company or against or relating to any of its properties, assets or businesses. The Company is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any governmental body, court or arbitrator relating to its properties, assets or business.

Section 3.11 Stockholders. Attached hereto as Schedule 3.11 is a current stockholder list as provided by the Company’s transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company’s common stock.

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Section 3.12 Trading. The shares of Common Stock are quoted on the OTC Pink under the symbol “TRFE,” the Shares are eligible for deposit with The Depository Trust Company (“DTC”) and the Common Stock is eligible for DWAC electronic delivery through DTC. The Company has not received any correspondence and/or notice (nor has any reason to believe it will in the future receive) regarding the continued eligibility of the Shares to be quoted on the OTC Pink or deposited with the DTC.

Section 3.13 Sarbanes-Oxley. The Company (i) makes and keeps accurate books and records and (ii) maintain and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

Section 3.14 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.15 Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Buyer by the Seller and/or the Company in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

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Section 3.16 Securities Exchange Act Registration. The Common Stock is subject to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company is subject to the periodic reporting requirements of Section 13 of the Exchange Act. The Company, since May 31, 2023, has filed all forms, reports, schedules, exhibits, statements, registrations statements, prospectuses and other documents required to be filed or furnished by the Company with the US Securities and Exchange Commission (the “SEC”) under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “SEC Documents”). The Company has made available to Buyer true, complete, and correct copies of all the SEC Documents, including all certifications and statements required by Rules 13a-14 or 15d-14 under the Exchange Act, and the Sarbanes-Oxley Act. The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all respects with the applicable requirements of the Securities Act, Exchange Act and Sarbanes-Oxley Act and the applicable rules and regulations thereunder.

Section 3.17 Auditors. Gries and Associates, LLC, certified independent public accountants within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, have examined the financial statements of the Company, together with the related schedules and notes, as of December 31, 2022 and 2021, and the related statements of operations, stockholder’s deficit, and cash flows for the years ended December 31, 2022 and 2021, filed with the SEC as a part of the SEC Documents; and the audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the SEC Documents, fairly present and will fairly present the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, filed with the SEC as part of the SEC Documents, complied and will comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present and will fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of the Company as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards. The selected and summary financial and statistical data included in the SEC Documents present and will present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the SEC Documents. The Company has no off-balance sheet arrangements. The Company is not subject to any material liabilities or obligations of the type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles that is not adequately reflected or reserved on or provided for in the aforementioned financial statements. Since September 30, 2023 (the “Last Company Financial Statement Date”): (i) there has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company; (ii) the Company has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of the Company; (iii) there has at no time been any transaction committed to or consummated that is material to the Company, except as reflected in the SEC Documents filed subsequent to the Last Company Financial Statement Date; (iv) there has at no time been any obligation, direct or contingent, that is material to the Company incurred by the Company, except such obligations as have been incurred in the ordinary course of business and are disclosed in the SEC Documents; (v) there has at no time been any change in the capital stock or outstanding indebtedness of the Company that is material to the Company; (vi) there has at no time been any loss or damage (whether or not insured) to the property of the Company which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations thereof; and (vii) except as set forth in the SEC Documents, the operations and businesses of the Company have been conducted in all respects only in the ordinary course.

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Other than a “going concern” qualification in the report of the auditors with respect to the financial statements of the Company, there is no fact known to Seller which materially adversely affects or in the future (as far as the Company can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company; provided, however, that Seller expresses no opinion as to political or economic matters of general applicability. The Company has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

At the Closing, (A) the Company shall have no properties or assets other than those described in the SEC Documents, and the Company’s assets shall be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, and (B) the Company shall be party to no agreements except for this Agreement. The Seller represents that the Company does not own or lease any real or personal property.

Section 3.18 Assets. At the Closing, (A) the Company shall have no properties or assets other than those described in the SEC Documents, and the Company’s assets shall be free and clear of any and all Liens and (B) the Company shall be party to no agreements except for this Agreement. The Seller represents that the Company does not own or lease any real or personal property.

Section 3.19 Employees. The Company has no employees other than Rasmus Refer, the Company’s sole executive officer and director. No labor disturbance by the employees of the Company exists or, to the best of the Seller’s knowledge, is imminent. The Seller is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers or customers of the Company that might be expected to result in any material adverse change in the business, prospects, financial condition, or results of operations of the Company. No collective bargaining agreement exists with any of the Company’s employees and, to the best of Seller’s knowledge, no such agreement is imminent.

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Section 3.20 FCPA. (i) The Company has not, and no person or entity acting on behalf or at the request of the Company has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(ii) Neither the Company, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

(iii) Neither Seller, the Company, nor any officer, director or affiliate of the Company, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 3.21 Trading. The Company has not, and no person acting on behalf thereof, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of the Common Stock to facilitate the sale or resale of the Shares.

Section 3.22 No Registration Rights. No stockholder of the Company has any right to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act on any registration statement.

ARTICLE IV REPRESENTATIONS

AND WARRANTIES OF BUYER

As an inducement to and to obtain the reliance of Seller, Buyer represents and warrants to Seller that each of the following are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing. All references in this Agreement to “knowledge of the Buyer” shall mean the actual knowledge, after reasonable investigation.

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Section 4.1 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which each Buyer is a party. The Buyer has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 4.2 Restricted Shares. Buyer acknowledges that the Shares purchased have not been registered under the Securities Act or any state securities laws, will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Act which relate to private offerings, will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and the Buyer must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. Buyer acknowledges that the shares shall bear restrictive legends.

Section 4.3 Buyer’s Sophistication. The Buyer (i) acknowledges that the purchase of Shares involves a high degree of risk; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) has such knowledge and experience in finance, securities, investments, including investment in non-registered securities, and other business matters so as to be able to protect its interests in connection with this transaction; (iv) that the sale of the Shares to Buyer is not registered with the SEC or with the securities administrator of any state; (v) that the Shares are being sold pursuant to an exemption from such registration requirements; and (vi) the Shares are “restricted securities” that will bear a restrictive legend prohibiting their further transfer without registration or any exemption therefrom.

Section 4.4 Brokers and Finders. The Buyer represents and warrants that he/she/it has made no agreements involving any fees of any type that relate to this Agreement and that would involve the Seller, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

Section 4.5 Due Diligence Materials Provided. Prior to the Closing, the Buyer will conduct a due diligence investigation relative to the Company and the representations, warranties and covenants of the Seller and the Company. Seller and the Company agree to provide the Buyer and its agents and representatives with any and all due diligence documents reasonably requested, including but not limited to financial statements and evidence of the Company’s good standing in all jurisdictions where it is authorized to do business. Buyer shall have the right, in its sole discretion, to terminate this Agreement at any time prior to the Closing, without any liability therefor. Notwithstanding the foregoing, knowledge of any event or other fact as a result of any such due diligence investigation by or on behalf of Buyer or otherwise shall not be a defense of Seller or the Company in the event of any breach of a representation or warranty in this Agreement by Seller or the Company.

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ARTICLE V

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 5.1 Seller’s Delivery. On the Closing Date, the Seller shall deliver the following to Buyer or the transfer agent, as applicable, conditioned upon (i) all of Buyer’s representations and warranties set forth in Article IV, above, shall be true and correct as of the Closing, and (ii) Buyer’s performance of its delivery obligations in section 5.2, below:

(a) The original stock certificate(s) representing the Shares together with an irrevocable stock power duly endorsed in blank, and signature medallion guaranty sufficient to transfer the Shares or other instruction required for the transfer of the Shares to Buyer. If necessary, after the sale closes the Seller shall also execute such other certificates or other documents reasonably necessary to transfer the Shares to Buyer. If the Shares are to be transferred electronically in book form, then irrevocable instructions from the Seller to the Company’s transfer agent directing the transfer of the Shares to the Buyer.

(b) Written consent from the Company’s board of directors appointing Buyer’s designee to the board of directors, effective upon Closing.

(c) Written resignation from all members of the Company’s board of directors excepting only Buyer’s designee, effective upon such date as the Company shall not be in non- compliance with Section 14(f) of the Exchange Act and Rule 14f-1 prmulgated thereunder.

(d) A written resignation from all officers of the Company, effective upon Closing.

(e) A list of shareholders from the Company’s transfer agent as of the Closing.

(f) A written waiver and release from Seller in favor of the Company of any debt obligation owed to Seller.

(g) All schedules to this Agreement.

(h) Documents to be filed pursuant to Section 6.1.

(i) Seller will deliver to Buyer a certificate in form and substance reasonably acceptable to Buyer, dated the Closing, certifying that all representations, warranties, covenants, and conditions set forth herein by Seller and the Company are true and correct as of, or have been fully performed and complied with by, the Closing;

Section 5.3 Company’s Delivery.

At the Closing, the Company shall deliver to the Buyer the following:

(a)	evidence, satisfactory to the Buyer, that the Company has no Liabilities (as defined in Section 3.3), including without limitation, any Liabilities incurred directly or indirectly by the Company or the Seller in connection with the transactions contemplated by this Agreement;

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(b)	the Company’s original minute books containing the resolutions and actions by written consent of the directors and shareholders of the Company and all the Company’s other original books and records, including without limitation, the resolutions issuing the Shares to Seller;

(c)	the Company’s financial and accounting records (including the Company’s general ledger), all banking records and regulatory filings and filing codes (including SEC EDGAR filing codes and OTC Markets password) in whatever media they exist, including paper and electronic media;

(d)	copies of all SEC, FINRA and OTC correspondence;

(e)	copies of all federal and state tax returns filed by the Company;

(f)	a certificate issued by the Secretary of State of the State of Nevada as to the good standing of the Company as of a date no earlier than two business days prior to the Closing;

(g)	resolutions of the board of directors of the Company authorizing all transactions contemplated by this Agreement, including, without limitation, the appointment of the officers and directors as provided for in this Agreement;

(h)	duly executed resignation letters from the current officer and director of the Company, to be effective at Closing; and

(i)	all other documents, instruments and writings required by this Agreement to be delivered by the Company at the Closing and any other related documents requested by Buyer or its counsel in connection with this Agreement.

Section 5.3 Buyer’s Delivery. On the Closing Date, Buyer shall deliver the following to Seller, conditioned upon (i) all of Seller’s representations and warranties set forth in Article II, above, shall be true and correct as of the Closing, and (ii) Seller’s performance of its delivery obligations in section 5.1, above:

(a) Purchase Price in immediately available funds.

(b) A written consent to serve on the Company’s board of directors by the Buyer’s nominee, effective upon Closing, including the nominee’s mailing address.

(c) A written consent from Buyer’s nominee to serve as the President and as other officers of the Company, effective upon Closing, including the nominee’s mailing address.

(d) A written consent from the Buyer’s nominee to the board of directors, acting in his or her capacity as the sole director of the Company, appointing Buyer’s nominee to serve as President and to other offices of the Company, effective upon Closing.

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ARTICLE VI

CLOSING COVENANTS OF THE PARTIES

Section 6.1 Notification of OTC Markets, FINRA and Nevada Secretary of State. Seller shall, at its sole expense, not later than forty-eight (48) hours following the Closing take the following actions, except as expressly stated below:

(a) Notify OTC Markets, via email, of the new address for the Company, the new director(s) of the Company and the new officers of the Company, including its President.

(b) Notify FINRA corporate actions office, if required by its rules and procedures, of the change in control of the Company, the new address and resident agent for the Company, the new director(s) of the Company and the new officers of the Company, including its President, and the new controlling shareholder(s) of the Company.

(c) Notify the Nevada Secretary of State, by filing an amended annual list of officers and directors, when due, and by filing a change in resident agent notification, if applicable, of the address and resident agent for the Company, the new director(s) of the Company and the new officers of the Company, including its President.

(d) Confirm to the other party hereto in writing via email, that the obligations pursuant to Sections 6.1(a), (b) and (c), above have been performed.

(e) Should Seller fail to perform according to this Section 5.1, Seller expressly authorizes Buyer to provide the notices and filings contemplated by this Section 5.1 and Seller agree to promptly reimburse Buyer for all expenses related thereto, including filing fees and attorney’s fees actually incurred.

Section 6.2 Exclusivity. Neither Seller, the Company nor any affiliate, consultant, representative or agent thereof shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any information to or consider the merits of any inquiries or proposals from any person (other than Buyer) relating to the Shares or a business combination transaction involving the Company, including but not limited to the sale of stock, the merger or consolidation of the Company, or the sale of the Company or any other assets of the Seller. Seller shall notify Buyer of any such inquiry or proposal from any third party within twenty- four (24) hours of receipt or awareness of the same by Seller or the Company.

Section 6.3 Further SEC Filings. The Seller shall cause each of the officers and directors of the Company to do all such further acts to cause the Company to file any required documents (including Form 8-Ks) to be filed at or following the execution and/or closing of the transactions contemplated hereby.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Indemnification. Seller and the Company shall jointly and severally indemnify and hold the Buyer and its agents, representatives, designees and affiliates harmless from and against any loss, damage or expense (including reasonable attorneys’ fees and expenses) caused by or arising out of any claim made against such party:

(i)	for any broker’s or finder’s fee or any similar fee, charge or commission incurred by the Seller or the Company prior to or in connection with this Agreement or the transaction contemplated hereby;

(ii)	for any Liability of the Seller and/or the Company otherwise incurred on or before the Closing, including, without limitation, with respect to the execution and performance of this Agreement;

(iii)	any inaccuracy or breach of any of the representations and warranties of the Seller or the Company in this Agreement or in any certificate or document delivered by or on behalf of the Seller or the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty; and

(iv)	any failure by the Seller or the Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Seller or the Company pursuant to this Agreement to be performed by or complied with by or on behalf of the Seller or the Company.

7.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by overnight carrier or USPS via registered mail or certified mail, postage prepaid, addressed to the addresses set forth on Schedule B of this Agreement or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or sent. Any party with a non-US address may be provided notice via email, which notice shall be effective when sent to the party or its representative.

Section 7.3 Attorneys’ Fees. Except as expressly provided herein, each party will be responsible for their own attorney’s fees.

Section 7.4 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence (a) the existence and terms of this Agreement and the transactions contemplated hereby, and (b) all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In addition, no party shall issue any press release or other public announcement concerning this Agreement, its existence or the transactions contemplated by this Agreement, without the prior written approval of the remaining parties. The parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the parties in connection with the preparation and performance this Agreement are regarded as confidential information.

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Section 7.5 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.6 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.7 Survival; Termination; Limitation of Seller’s Liability. The representations, warranties and covenants of the respective parties shall survive the Closing and the consummation of the transactions herein contemplated twelve (12) months after the Closing Date. In no instance shall the liability of Seller (including, without limitation its owners or managers) arising hereunder or by reason of or related to any of the transactions contemplated hereby exceed the amounts actually paid by Buyer to Seller under this Agreement.

Section 7.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.9 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.10 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.11 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

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Section 7.12 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party. This contract is between Seller and Buyer. No person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 7.13 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.14 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.15 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; and (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof.

Section 7.16 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete sale contemplated by this agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

Section 7.17 Covenants. Seller also hereby covenants and agrees to provide any such historical documents and information as required by FINRA, if such documents and/or information is in the possession of Seller or reasonably obtained by Seller.

Section 7.18 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the state of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and without regard to its conflicts of laws principles. Any dispute arising out of this Agreement shall be resolved in the state or federal courts sited in Nevada to the exclusion of all other venues. The prevailing party in any such action shall be entitled to an award of costs and its reasonable attorney’s fees. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY

/s/ Rasmus Refer
By:	Rasmus Refer
Title:	Director

SELLER

FASTBASE, INC.

/s/ Rasmus Refer
By:	Rasmus Refer
Title:	Director

BUYER CWR 1, LLC

/s/ Brett Rosen
By:	Brett Rosen
Title:	Manager

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SCHEDULE A

Buyer

CWR 1, LLC, a Delaware limited liability company

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SCHEDULE B

Seller

Seller	Shares	Purchase Price	Wire Instructions
FastBase, Inc.	90,437,591	$350,000.00
140 Broadway, 46th Fl	Common Shares
New York, NY 10005
	500,000
	Preferred Shares

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